UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2008 (May 27, 2008)
ALEXZA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Alexza Pharmaceuticals, Inc.
2091 Stierlin Court
Mountain View, California	94043

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 944-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) In February 2008, the Board of Directors (the “Board”) of Alexza Pharmaceuticals, Inc. (“Alexza”) approved, subject to stockholder approval, an amendment to the Alexza 2005 Equity Incentive Plan (as amended, the “2005 Plan”) to increase the aggregate number of shares of Alexza common stock authorized for issuance under the 2005 Plan by an additional 1,500,000 shares. The stockholders of Alexza approved the 2005 Plan at the Annual Meeting of Stockholders held on May 27, 2008.
     The 2005 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock purchase awards, stock bonus awards, stock appreciation rights, stock unit awards and other stock awards to employees, including officers, and to non-employee directors and consultants. Up to 5,591,430 shares of Alexza common stock may be issued pursuant to stock awards granted under the 2005 Plan. In addition, pursuant to the terms of the 2005 Plan, unless otherwise determined by the Board, the number of shares of common stock available for issuance under the 2005 Plan will automatically increase on January 1st of each year commencing in 2007 and ending on (and including) January 1, 2015, in an amount equal to the lesser of (i) 2.0% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, or (ii) 1,000,000 shares of common stock.
     The 2005 Plan provides that the 2005 Plan is to be administered by the Board or an authorized committee of the Board (the “Plan Administrator”). Under the terms of the 2005 Plan, the Plan Administrator has the authority to construe and interpret the 2005 Plan and stock awards granted under it as well as to determine the grant recipients, the grant dates, the number of shares subject to the award, the exercisability and vesting of the award, the exercise price, the type of consideration payable upon exercise and the other terms of the award.
     In the event of certain significant corporate transactions, all outstanding stock awards under the 2005 Plan may be assumed, continued or substituted for by any surviving or acquiring entity or its parent company. If the surviving or acquiring entity, or its parent company, elects not to assume, continue or substitute for these stock awards, then (1) with respect to any such stock awards that are held by individuals then performing services for Alexza or Alexza affiliates, the vesting and exercisability provisions of the stock awards will be accelerated in full and the awards will be terminated if not exercised prior to the effective date of the corporate transaction and (2) all other outstanding stock awards will terminate if not exercised prior to the effective date of the corporate transaction. Other stock awards such as stock purchase awards may have their repurchase or forfeiture rights assigned to the surviving or acquiring entity, or its parent company, in the corporate transaction. If repurchase rights are not assigned, then the stock awards will become fully vested.
     The Board has the discretion to provide that a stock award under the 2005 Plan will immediately vest as to all or any portion of the shares subject to the stock award (1) immediately upon the occurrence of certain specified change of control transactions, whether or not the stock award is assumed, continued or substituted by a surviving or acquiring entity in the transaction or (2) in the event a participant’s service with us or a successor entity is terminated actually or constructively within a designated period following the occurrence of certain specified change of control transactions. Stock awards held by participants under the 2005 Plan will not vest on such an accelerated basis unless specifically provided by the participant’s applicable award agreement.
     The 2005 Plan will terminate in December 2015 unless the Board terminates it sooner.
     This description of the 2005 Plan is qualified in its entirety by reference to the full text of the 2005 Plan, which is filed as Exhibit 10.4 to this report and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.4	Alexza Pharmaceuticals, Inc. 2005 Equity Incentive Plan, as amended (replaces Exhibit 10.4 filed with the Registrant’s Registration Statement on Form S-1 filed on December 22, 2005, as amended (File No. 333-130644)).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alexza Pharmaceuticals, Inc.
Date: May 30, 2008	By:	/s/ Thomas B. King
Thomas B. King,
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.4	Alexza Pharmaceuticals, Inc. 2005 Equity Incentive Plan, as amended (replaces Exhibit 10.4 filed with the Registrant’s Registration Statement on Form S-1 filed on December 22, 2005, as amended (File No. 333-130644)).